As filed with the Securities and Exchange Commission on March 31, 1998
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                  SBARRO, INC.
             (Exact Name of Registrant as Specified in its Charter)

           New York                                              11-2501939
 ------------------------------                              -------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

 763 Larkfield Road, Commack, New York                             11725
 -------------------------------------                             -----
(Address of Principal Executive Offices)                         (Zip Code)

                            1991 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                Mr. Mario Sbarro
                              Chairman of the Board
                                  Sbarro, Inc.
                               763 Larkfield Road
                             Commack, New York 11725
                     (Name and Address of Agent for Service)

                                 (516) 864-0200
          (Telephone Number, Including Area Code, of Agent for Service)

                                 with a copy to:

                             Richard A. Rubin, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                          Telephone No.: (212) 704-6000
                          Facsimile No.: (212) 704-6288

                         CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                              Proposed Maximum
                                                Amount to      Offering Price         Proposed Maximum          Amount of
Title of Securities to Be Registered        be Registered(1)      per Share       Aggregate Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.......  23,838           $ 26.875(2)         $   640,646.25(2)        $  188.99 (2)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.......   5,000             26.125(2)             130,625.00(2)             38.53(2)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share....... 601,000             25.125(2)          15,100,125.00(2)          4,454.53(2)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.......   1,000             28.625(2)              28,625.00(2)              8.44(2)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share....... 119,162             28.875(2)           3,440,802.75(2)          1,015.04(2)
------------------------------------------------------------------------------------------------------------------------------
              TOTAL.......................... 750,000                               $19,340,824.00           $ 5,705.54
==============================================================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1991 Stock Incentive Plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h)(1), the price at which such options may be exercised.
(3) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h), the average of the high and low sales price of the registrant's Common Stock on the New York Stock Exchange on March 26, 1998.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                           INCORPORATION BY REFERENCE
                           --------------------------

           The contents of the Sbarro, Inc. Registration Statement on Form S-8, File No. 33-39636 filed with the Commission on March 28, 1991 are hereby incorporated by reference with the exception of Exhibits 5.01, 23.01, 23.02,
24.01 and 99.01, which are provided herewith.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Huntington, State of New York, on the 30th day of March, 1998.

                                             SBARRO, INC.

                                             By: /s/ Mario Sbarro
                                                -----------------------------
                                                  Mario Sbarro, Chairman of
                                                      the Board


                                POWER OF ATTORNEY

           The undersigned directors and officers of Sbarro, Inc. hereby constitute and appoint Mario Sbarro, Joseph Sbarro and Anthony Sbarro, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                          Title                          Date
     ---------                          -----                          ----

/s/ Mario Sbarro             Chairman of the Board (Principal     March 30, 1998
------------------------     Executive Officer) and Director
(Mario Sbarro)

/s/ Robert S. Koebele        Vice President -- Finance (Chief     March 30, 1998
------------------------     Financial and Accounting Officer)
(Robert S. Koebele)

/s/ Joseph Sbarro            Director                             March 30, 1998
------------------------
(Joseph Sbarro)

                             Director
------------------------
(Anthony Sbarro)

/s/ Carmela Sbarro           Director                             March 30, 1998
------------------------
(Carmela Sbarro)

/s/ Harold Kestenbaum        Director                             March 30, 1998
------------------------
(Harold Kestenbaum)

/s/ Richard A. Mandell       Director                             March 30, 1998
------------------------
(Richard A. Mandell)

                             Director
------------------------
(Paul A. Vatter)

                             Director
------------------------
(Terry Vince)


/s/ Bernard Zimmerman        Director                             March 30, 1998
------------------------
(Bernard Zimmerman)

                                  EXHIBIT INDEX


   Exhibit                              Description
   -------                              -----------

     4.01(a)* Restated Certificate of Incorporation of the Company as filed with the Department of State of the State of New York on March 29, 1985 (filed as
                    Exhibit 3.01 to the registrant's Registration Statement on Form S-1 (Registration No. 2-96087)).

     4.01(b)* Certificate of Amendment to the registrant's Restated Certificate of Incorporation as filed with the Department of State of the State of New York on April 3, 1989 (filed as Exhibit 3.01(b) to the registrant's Annual Report on Form 10-K for the year ended January 1, 1989 (File No. 1-8881)).

     4.01(c)* Certificate of Amendment to the registrant's Restated Certificate of Incorporation as filed with the Department of State of the State of New York on May 31, 1989 (Exhibit 4.01 to the registrant's Quarterly Report on Form 10-Q for the quarter ended April 23, 1989 (File No. 1-8881)).

     4.01(c)* Certificate of Amendment to the registrant's Restated Certificate of Incorporation as filed with the Department of State of the State of New York on June 1, 1990 (Exhibit 4.01 to the registrant's Quarterly Report on Form 10-Q for the quarter ended April 22, 1990 (File No. 1-8881)).

     4.02* By-Laws of the Company, as amended (filed as Exhibit 4.02 to the registrant's Quarterly Report on Form 10-Q for the quarter ended April 23, 1989 (File No. 1-8881)).

     5.01           Opinion  and  consent of Parker  Chapin  Flattau &
                    Klimpl, LLP, counsel to the Company, as to the legality of the securities being offered.

     23.01          Consent of Arthur Andersen LLP.

     23.02 Consent of Parker Chapin Flattau & Klimpl, LLP (contained in Exhibit 5.1).

     24.01 Power of Attorney (contained in the signature page to this registration statement).

     99.01*         1991 Stock  Incentive  Plan, as amended  (filed as
                    Exhibit 10.2 to the registrant's Quarterly Report on Form 10-Q for the quarter ended April 20, 1997 (File No. 1-8881)).

--------------
*     Incorporated herein by reference.